Exhibit 99.2

   Pro Forma Statement of Operations (Unaudited)- MSPC and Etelix

     12 Months Ending December 31, 2016

	MSPC	Etelix	Consolidated

Revenue, net of discounts	267,044	4,067,807	4,334,851
Cost of revenue	162,824	3,484,471	3,647,295
Gross profit (loss)	104,221	583,336	687,557

Operating Expenses
General and administrative expenses	225,953	532,296	758,249
Loss on write-down of real property advances
Total operating expenses	225,953	532,296	758,249

Operating Income (Loss)	(121,732)	51,040	(70,692)

Other Income (expense)
Interest expense	(326,475)	(12,334)	(338,809)
Gain (loss) on change in fair value of derivative	1,329,880		1,329,880
Gain (loss) on extinguishment of debt	97,377		97,377
Other Income		17,338
Federal Tax prior year		(4,686)
Total other income (expense)	1,100,782	318	1,101,100

Net Income before taxes	979,050	51,358	1,030,408

Income tax benefit	—	4,686	4,686

Net Income (Loss)	979,050	56,044	1,035,094

Preferred stock dividend	—

Net Profit (Loss) attributable to common stockholder	979,050	56,044	1,035,094

Other comprehensive income (loss)
Foreign currency transaction adjustment	—		—

Comprehensive Income	979,050	56,044	1,035,094

Pro Forma  Balance Sheet (Unaudited) - MSPC and Etelix

    12 Months Ending December 31, 2017

	MSPC	Etelix	Consolidated
Current Assets
Cash and cash equivalents	29,023	17,885	46,908
Accounts receivable	1,033	2,909,771	2,910,804
Inventory	11,223		11,223
Prepaid and other current assets	82,897	750,044	832,941
Total Current Assets	124,176	3,677,700	3,801,876

Advance payment for real property	369,891		369,891
Investment in non-consolidated subsidiary	159,910		159,910
Property and equipment, net	4,456,832	352,332	4,809,164
Goodwill	—		0

TOTAL ASSETS	5,110,809	4,030,032	9,140,841

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities		2,727,348	2,727,348
Bank overdraft payable	1.00		1
Accounts payable	71,440	415,596	487,036
Accrued expenses	389,075		389,075
Accrued interest	400,787		400,787
Sales deposit	34,046		34,046
Long term debt related party	1.00		1
Notes payable - related parties	16,990		16,990
Current portion of convertible notes			0
payable, net of discount of $77,992 and			0
$12,365	90,032		90,032
Note payable	10,000		10,000
Derivative liability	10,574,802		10,574,802
Total Current Liabilities	11,587,174	3,142,944	14,730,118

Convertible notes payable, net discount of
$100,406 and $0	51,276		51,276
TOTAL LIABILITIES	11,638,450	3,142,944	14,781,394

Stockholders' Deficit
Preferred stock, $0.000001 par value,			0
8,000,000 shares authorized	1.00		1
Series B Preferred Stock, $0.000001 par			0
value, 2,000,000 shares authorized,			0
1,200,000 shares issued	1		1
Series C Preferred Stock, $0.000001 par			0
value, 100,000 shares authorized, 45,354			0
shares issued	0		0
Series D Preferred Stock, $0.000001 par			0
value, 400,000 shares authorized, 0 shares			0
issued	—		0
Common Stock, $0.000001 par value,		1,000	1,000
10,000,000,000 shares authorized			0
1,784,461,982 and 846,745 shares issued and			0
outstanding	1,785		1,785
Additional paid in capital	6,747,974	747,515	7,495,489
Accumulated other comprehensive loss	961,254	56,044	1,017,298
Accumulated earnings (deficit)	(14,238,658)	82,529	(14,156,129)
Total Stockholders' Deficit	(6,527,643)	887,088	(5,640,555)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	5,110,809.00	4,030,032.00	9,140,841

    Pro Forma Statement of Operations (Unaudited) - MSPC and Etelix

     12 Months Ending December 31, 2017

	MSPC	Etelix	Consolidated

Revenue, net of discounts	331,624	7,802,340	8,133,964
Cost of revenue	202,191	6,990,026	7,192,217
Gross profit (loss)	129,433	812,314	941,747

Operating Expenses
General and administrative expenses	268,950	700,267	969,217
Loss on write-down of real property advances
Total operating expenses	268,950	700,267	969,217

Operating Income (Loss)	(139,517)	112,047	(27,470)

Other Income (expense)
Interest expense	(217,650)	(281,702)	(499,352)
Gain (loss) on change in fair value of derivative			—
Gain (loss) on extinguishment of debt	26,377		26,377
Gain (loss) on income tax prior year		(11,193)
Total other income (expense)	(191,273)	(292,895)	(484,168)

Net Income before taxes	(330,790)	(180,848)	(511,638)

Income tax benefit	—

Net Income (Loss)	(330,790)	(180,848)	(511,638)

Preferred stock dividend		—

Net Profit (Loss) attributable to common stockholder	(330,790)	(180,848)	(511,638)

Other comprehensive income (loss)		—
Foreign currency transaction adjustment	—		—

Comprehensive Income	(330,790)	(180,848)	(511,638)

 Pro Forma  Balance Sheet (Unaudited) - MSPC and Etelix

     9 Months Ending September 30, 2017

	MSPC	Etelix	Consolidated

ASSETS
Current Assets
Cash and cash equivalents	13,652	23,266	36,918
Accounts receivable	3,341	4,226,060	4,229,401
Due from related party	—		—
Customers		987,126	987,126
Marketable securities	—		—
Inventory	9,971		9,971
Prepaid and other current assets	179,955		179,955
Total Current Assets	206,919	5,236,452	5,443,371

Advance payment for real property
Investment in non-consolidated subsidiary	159,910		159,910
Property and equipment, net	4,380,940	305,631	4,686,571
Goodwill

TOTAL ASSETS	4,587,859	5,542,083	10,129,942

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities		4,133,186
Bank overdraft payable	—	—	—
Accounts payable	61,251	212,958	274,209
Accrued expenses	626,144	170,905	797,049
Accrued interest	75,869		75,869
Deferred revenue and customer deposits	—		—
Due to related parties	—		—
Sales deposit	34,046		34,046
Long term debt related party	—		—
Notes payable	16,990	318,794	335,784
Current portion of convertible notes payable, net of discount of $189,377 and $77,992	155,184		155,184
Convertible notes payable related party, net of discount of $0 and $5,921	—		—
Note payable	10,000		10,000
Current portion of acquisition note, net of discount	—		—
Derivative liability	9,881,741		9,881,741
Total Current Liabilities	10,861,225	4,835,843	15,697,068

Due to related parties
Capital lease obligations
Acquisition note, net of discount
Convertible notes payable, net discount of $0 and $100,406
TOTAL LIABILITIES	10,861,225	4,835,843	15,697,068

Stockholders' Deficit
Preferred stock, $0.000001 par value, 8,000,000 shares authorized	—		—
Series B Preferred Stock, $0.000001 par value, 2,000,000 shares authorized, 1,200,000 shares issued	1		1
Series C Preferred Stock, $0.000001 par value, 100,000 shares authorized, 100,000 shares issued	0		0
Series D Preferred Stock, $0.000001 par value
Common Stock, $0.000001 par value,	2,263		2,263
Additional paid in capital	7,035,555	747,515	7,783,070
Stock subscription	—	1,000	1,000
Accumulated other comprehensive loss	(205,388)		(205,388)
Accumulated Retained earnings (deficit)	(13,105,798)	(42,275)	(13,148,073)
Total Stockholders' Deficit	(6,273,367)		(6,273,367)
Net Income	(330,790)	—	(330,790)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	4,587,859	5,542,083	10,129,942